Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER 2021 RESULTS

•Fourth quarter 2021 comparable systemwide constant dollar RevPAR increased 124.5 percent worldwide, 143.6 percent in the U.S. & Canada, and 83.3 percent in international markets, compared to the 2020 fourth quarter;

•Fourth quarter 2021 comparable systemwide constant dollar RevPAR declined 19.0 percent worldwide, 15.3 percent in the U.S. & Canada, and 28.2 percent in international markets, compared to the 2019 fourth quarter;

•Fourth quarter reported diluted EPS totaled $1.42, compared to reported diluted loss per share of $0.50 in the year-ago quarter. Fourth quarter adjusted diluted EPS totaled $1.30, compared to fourth quarter 2020 adjusted diluted EPS of $0.12;

•Fourth quarter reported net income totaled $468 million, compared to reported net loss of $164 million in the year-ago quarter. Fourth quarter adjusted net income totaled $430 million, compared to fourth quarter 2020 adjusted net income of $39 million;

•Adjusted EBITDA totaled $741 million in the 2021 fourth quarter, compared to fourth quarter 2020 adjusted EBITDA of $317 million;

•The company added more than 86,000 rooms globally during 2021, including approximately 43,000 rooms in international markets and a total of over 18,000 conversion rooms. Net rooms grew 3.9 percent from year-end 2020;

•At year end, Marriott’s worldwide development pipeline totaled 2,831 properties and roughly 485,000 rooms, including approximately 19,000 rooms approved, but not yet subject to signed contracts. More than 202,000 rooms in the pipeline were under construction as of the end of 2021.

BETHESDA, MD – February 15, 2022 - Marriott International, Inc. (NASDAQ: MAR) today reported fourth quarter 2021 results.

Anthony Capuano, Chief Executive Officer, said, “The 2021 fourth quarter capped off a year that showed the incredible resilience of people’s desire to travel and the appeal of our broad portfolio of 30 global brands. We experienced significant progress in global RevPAR1 recovery in 2021 despite the emergence
1 All occupancy, ADR and RevPAR statistics are systemwide constant dollar and include hotels that have been temporarily closed due to COVID-19. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2021 and 2020 reflect properties that are comparable in both years. Occupancy, ADR and RevPAR comparisons between 2021 and 2019 reflect properties that are defined as comparable as of December 31, 2021, even if they were not open and operating for the full year 2019 or they did not meet all the other criteria for comparable in 2019. Unless otherwise stated, all comparisons to pre-pandemic or 2019 are comparing the same time period in each year.

of new variants and ongoing headwinds from the global pandemic. By the fourth quarter, global RevPAR was 19 percent below 2019 levels, a 40-percentage point improvement from the decline in the first quarter of the year. Global average daily rate (ADR) nearly recovered to pre-pandemic levels in the 2021 fourth quarter, while occupancy came in at 58 percent, down 12 percentage points versus 2019. Leisure demand continued to shine in the fourth quarter, with slower, yet continued improvement in business transient and group demand.

“Each of our regions saw meaningful continued RevPAR recovery in the fourth quarter compared to the third quarter, with the exception of Greater China, where recovery stalled due to their zero COVID policy. In the U.S. & Canada, RevPAR declined 15 percent compared to fourth quarter 2019 levels versus a 20 percent decline in the third quarter compared to 2019. Compared to 2019 levels, our international hotels posted a 28-percent RevPAR decline in the fourth quarter, a 12-percentage point improvement from the third quarter. While Omicron caused a temporary setback in global demand recovery in January, especially for business transient and group travel, new bookings across customer segments have rebounded to pre-Omicron levels. We are optimistic that the global recovery will progress meaningfully throughout 2022.

“Our development team had a strong 2021, signing approximately 92,000 rooms, of which more than 50,000 were in international markets and more than 40 percent were in the upper upscale and luxury tiers. During the year, we added more than 86,000 gross rooms to our distribution, a new annual record, 21 percent of which were conversions. We were pleased to post 3.9 percent net rooms growth for 2021, exceeding our previous expectations. With our momentum around conversions and our industry-leading pipeline, we are bullish about our ability to increase our footprint over the next several years. For 2022, we expect gross rooms growth approaching 5 percent and deletions of 1 to 1.5 percent, resulting in anticipated net rooms growth of 3.5 to 4 percent.

“While we are keeping an eye on the continued impact from Omicron, we look forward to the day when we reach a new normal where the impact from COVID-19 on travel has essentially disappeared. In the meantime, we continue to focus on driving revenues, controlling costs, maximizing cash flow, and improving our credit metrics. Assuming no meaningful setback in the global recovery, we could begin returning cash to shareholders later in 2022.

“As I finish my first year as CEO, I could not be prouder of how our associates have managed through this crisis. They have worked tirelessly to serve our guests, support our owners and franchisees, and assist each other. I am incredibly optimistic about Marriott’s future and look forward to continued recovery in 2022 and the prospects for meaningful growth in the coming years.”

Fourth Quarter 2021 Results
Marriott’s reported operating income totaled $635 million in the 2021 fourth quarter, compared to 2020 fourth quarter reported operating loss of $128 million. Reported net income totaled $468 million in the 2021 fourth quarter, compared to 2020 fourth quarter reported net loss of $164 million. Reported diluted earnings per share (EPS) totaled $1.42 in the quarter, compared to reported diluted loss per share of $0.50 in the year-ago quarter.

Adjusted operating income in the 2021 fourth quarter totaled $578 million, compared to 2020 fourth quarter adjusted operating income of $148 million. Adjusted operating income in the 2020 fourth quarter excluded impairment charges of $44 million.

Fourth quarter 2021 adjusted net income totaled $430 million, compared to 2020 fourth quarter adjusted net income of $39 million. Adjusted diluted EPS in the 2021 fourth quarter totaled $1.30, compared to adjusted diluted EPS of $0.12 in the year-ago quarter. The 2020 fourth quarter adjusted results excluded income tax benefits of $74 million ($0.23 per share), impairment charges of $88 million after-tax ($0.27 per share), and loss on asset sales of $4 million after-tax ($0.01 per share).

Adjusted results also excluded restructuring and merger-related charges, cost reimbursement revenue, and reimbursed expenses. These items totaled $38 million of after-tax profits ($0.12 per share) in the 2021 fourth quarter and an after-tax loss of $185 million ($0.57 per share) in the 2020 fourth quarter. See pages A-3 and A-13 for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Base management and franchise fees totaled $737 million in the 2021 fourth quarter, compared to base management and franchise fees of $379 million in the year-ago quarter. The year-over-year increase in these fees is primarily attributable to RevPAR increases due to the ongoing recovery in lodging demand. Other non-RevPAR related franchise fees in the 2021 fourth quarter totaled $186 million, compared to $133 million in the year-ago quarter, aided by higher credit card and residential branding fees.

Incentive management fees totaled $94 million in the 2021 fourth quarter, compared to $44 million in the 2020 fourth quarter. The year-over-year increase was split evenly between the International and U. S. & Canada segments.

Contract investment amortization for the 2021 fourth quarter totaled $19 million, compared to $38 million in the year-ago quarter. The year-over-year change largely reflects impairments of investments in management and franchise contracts recorded in the 2020 fourth quarter.

Owned, leased, and other revenue, net of direct expenses, totaled a profit of $33 million in the 2021 fourth quarter, compared to a $27 million loss in the year-ago quarter, and reflects the ongoing recovery in lodging demand.

Depreciation, amortization, and other expenses for the 2021 fourth quarter totaled $54 million, compared to $71 million in the year-ago quarter. Expenses in the 2020 fourth quarter included $22 million of impairment charges.

General, administrative, and other expenses for the 2021 fourth quarter totaled $213 million, compared to $183 million in the year-ago quarter. The year-over-year increase primarily reflects higher compensation and legal costs.

Interest expense, net, totaled $91 million in the fourth quarter compared to $105 million in the year-ago quarter. The year-over-year decrease is largely due to lower debt balances.

Equity in losses were $0 million, an improvement of $87 million year over year, largely reflecting impairment charges recorded in the fourth quarter of 2020.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $741 million in the 2021 fourth quarter, compared to fourth quarter 2020 adjusted EBITDA of $317 million. See page A-12 for the adjusted EBITDA calculation.

Selected Performance Information
The company added 120 properties (20,440 rooms) to its worldwide lodging portfolio during the 2021 fourth quarter, including over 3,500 conversion rooms and approximately 10,000 rooms in international markets. Twenty-three properties (4,955 rooms) exited the system during the quarter. At year end, Marriott’s global lodging system totaled 7,989 properties, with more than 1,479,000 rooms.

At year end, the company’s worldwide development pipeline totaled 2,831 properties with roughly 485,000 rooms, including 1,008 properties with more than 202,000 rooms under construction and 98 properties with approximately 19,000 rooms approved for development, but not yet subject to signed contracts.

In the 2021 fourth quarter, worldwide RevPAR increased 124.5 percent (a 124.9 percent increase using actual dollars) compared to the 2020 fourth quarter. RevPAR in the U.S. & Canada increased 143.6 percent (a 143.9 percent increase using actual dollars), and RevPAR in international markets increased 83.3 percent (an 84 percent increase using actual dollars).

Balance Sheet and Liquidity
At year-end 2021, Marriott’s net debt was $8.7 billion, representing total debt of $10.1 billion less cash and equivalents of $1.4 billion. At year-end 2020, the company’s net debt was $9.5 billion, representing total debt of $10.4 billion less cash and equivalents of $0.9 billion.

Investment Spending
Marriott anticipates that full year 2022 investment spending will total $600 million to $700 million. Total investment spending includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities.

COVID-19
Due to the numerous uncertainties associated with COVID-19, Marriott cannot presently estimate the impact of this unprecedented situation on its future results, which is highly dependent on the severity and duration of the pandemic and its impacts, but expects that COVID-19 will continue to be material to the company’s results.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, February 15, 2022, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until February 14, 2023.

The telephone dial-in number for the conference call is US Toll Free: 866-342-8591 or Global:
+1 203-518-9713. The conference ID is MAR4Q21. A telephone replay of the conference call will be available from 1:00 p.m. ET, Tuesday, February 15, 2022, until 8:00 p.m. ET, Tuesday, February 22, 2022. To access the replay, call US Toll Free: 800-723-1517 or Global:
+1 402-220-2659.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of February 15, 2022. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to the possible effects on our business of the COVID-19 pandemic (COVID-19); recovery in lodging demand; travel and lodging demand and trends; our growth prospects and expectations; future performance of the company's hotels; our development pipeline, signings, rooms growth and conversions; our investment spending expectations; our expectations regarding capital returns to shareholders; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we identify in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,000 properties under 30 leading brands spanning 139 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly-awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACT:
Melissa Froehlich Flood
Corporate Relations
(301) 380-4839
newsroom@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.burka@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER 2021 AND 2020
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	December 31, 2021	December 31, 2020	Reported 2021 vs. 2020
REVENUES
Base management fees	$217	$102	113
Franchise fees [1]	520	277	88
Incentive management fees	94	44	114
Gross Fee Revenues	831	423	96
Contract investment amortization [2]	(19)	(38)	50
Net Fee Revenues	812	385	111
Owned, leased, and other revenue [3]	260	123	111
Cost reimbursement revenue [4]	3,374	1,664	103
Total Revenues	4,446	2,172	105

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	227	150	(51)
Depreciation, amortization, and other [6]	54	71	24
General, administrative, and other [7]	213	183	(16)
Restructuring and merger-related charges	—	262	100
Reimbursed expenses [4]	3,317	1,634	(103)
Total Expenses	3,811	2,300	(66)

OPERATING INCOME (LOSS)	635	(128)	596

Gains and other income, net [8]	4	6	(33)
Interest expense	(97)	(112)	13
Interest income	6	7	(14)
Equity in losses [9]	—	(87)	100

INCOME (LOSS) BEFORE INCOME TAXES	548	(314)	275

(Provision) benefit for income taxes	(80)	150	(153)

NET INCOME (LOSS)	$468	$(164)	385

EARNINGS (LOSS) PER SHARE
Earnings (loss) per share - basic	$1.43	$(0.50)	386
Earnings (loss) per share - diluted	$1.42	$(0.50)	384

Basic Shares	327.6	326.2
Diluted Shares [10]	329.8	326.2
1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise,and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in losses include our equity in losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate earnings (loss) per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER YEAR-TO-DATE 2021 AND 2020
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Twelve Months Ended	Twelve Months Ended	Better/(Worse)
	December 31, 2021	December 31, 2020	Reported 2021 vs. 2020
REVENUES
Base management fees	$669	$443	51
Franchise fees [1]	1,790	1,153	55
Incentive management fees	235	87	170
Gross Fee Revenues	2,694	1,683	60
Contract investment amortization [2]	(75)	(132)	43
Net Fee Revenues	2,619	1,551	69
Owned, leased, and other revenue [3]	796	568	40
Cost reimbursement revenue [4]	10,442	8,452	24
Total Revenues	13,857	10,571	31

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	734	677	(8)
Depreciation, amortization, and other [6]	220	346	36
General, administrative, and other [7]	823	762	(8)
Restructuring and merger-related charges	8	267	97
Reimbursed expenses [4]	10,322	8,435	(22)
Total Expenses	12,107	10,487	(15)

OPERATING INCOME	1,750	84	1,983

Gains and other income, net [8]	10	9	11
Loss on extinguishment of debt	(164)	—	*
Interest expense	(420)	(445)	6
Interest income	28	27	4
Equity in losses [9]	(24)	(141)	83

INCOME (LOSS) BEFORE INCOME TAXES	1,180	(466)	353

(Provision) benefit for income taxes	(81)	199	(141)

NET INCOME (LOSS)	$1,099	$(267)	512

EARNINGS (LOSS) PER SHARE
Earnings (loss) per share - basic	$3.36	$(0.82)	510
Earnings (loss) per share - diluted	$3.34	$(0.82)	507

Basic Shares	327.2	325.8
Diluted Shares [10]	329.3	325.8
*Calculated percentage is not meaningful
1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in losses include our equity in losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate earnings (loss) per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Twelve Months Ended
	December 31, 2021	December 31, 2020	Percent Better/(Worse)	December 31, 2021	December 31, 2020	Percent Better/(Worse)
Total revenues, as reported	$4,446	$2,172		$13,857	$10,571
Less: Cost reimbursement revenue	(3,374)	(1,664)		(10,442)	(8,452)
Add: Impairments [1]	—	22		—	62
Adjusted total revenues **	1,072	530		3,415	2,181

Operating income (loss), as reported	635	(128)		1,750	84
Less: Cost reimbursement revenue	(3,374)	(1,664)		(10,442)	(8,452)
Add: Reimbursed expenses	3,317	1,634		10,322	8,435
Add: Restructuring and merger-related charges	—	262		8	267
Add: Impairments [2]	—	44		11	201
Adjusted operating income **	578	148	291%	1,649	535	208%

Operating income (loss) margin	14%	-6%		13%	1%
Adjusted operating income margin **	54%	28%		48%	25%

Net income (loss), as reported	468	(164)		1,099	(267)
Less: Cost reimbursement revenue	(3,374)	(1,664)		(10,442)	(8,452)
Add: Reimbursed expenses	3,317	1,634		10,322	8,435
Add: Restructuring and merger-related charges	—	262		8	267
Add: Impairments [3]	—	113		15	278
Add: Loss on extinguishment of debt	—	—		164	—
Add: Loss on asset dispositions [4]	—	6		—	6
Income tax effect of above adjustments	19	(74)		(17)	(134)
Less: Income tax special items	—	(74)		(98)	(74)
Adjusted net income **	$430	$39	1003%	$1,051	$59	1681%

Diluted earnings (loss) per share, as reported	$1.42	$(0.50)		$3.34	$(0.82)
Adjusted diluted earnings per share**	$1.30	$0.12	983%	$3.19	$0.18	1672%

**Denotes non-GAAP financial measures. Please see pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1 Includes impairment charges reported in Contract investment amortization of $22 million and $62 million in the 2020 fourth quarter and 2020 full year, respectively.

2 Includes impairment charges reported in Depreciation, amortization, and other of $11 million in the 2021 full year. Includes impairment charges reported in Contract investment amortization of $22 million and $62 million; and Depreciation, amortization, and other of $22 million and $139 million in the 2020 fourth quarter and 2020 full year, respectively.

3 Includes impairment charges reported in Depreciation, amortization, and other of $11 million; and Equity in losses of $4 million in the 2021 full year. Includes impairment charges reported in Contract investment amortization of $22 million and $62 million; Depreciation, amortization, and other of $22 million and $139 million; Equity in losses of $69 million and $77 million in the 2020 fourth quarter and 2020 full year, respectively.

4 Loss on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2021

	US & Canada		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	638	218,798	1,305	334,374	1,943	553,172
Marriott Hotels	109	59,027	186	54,397	295	113,424
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	27	23,113	186	63,160	213	86,273
Courtyard	170	27,380	105	22,752	275	50,132
Westin	40	21,865	74	22,527	114	44,392
JW Marriott	21	12,712	62	23,100	83	35,812
Renaissance	24	10,607	58	18,045	82	28,652
The Ritz-Carlton	38	11,410	67	16,927	105	28,337
The Ritz-Carlton Serviced Apartments	—	—	5	715	5	715
Four Points	1	134	79	21,884	80	22,018
Le Méridien	1	100	70	19,869	71	19,969
W Hotels	22	6,262	36	9,784	58	16,046
W Hotels Serviced Apartments	—	—	1	160	1	160
Residence Inn	76	12,199	8	982	84	13,181
The Luxury Collection	6	2,296	50	8,937	56	11,233
St. Regis	10	1,968	38	9,020	48	10,988
St. Regis Serviced Apartments	—	—	1	70	1	70
Gaylord Hotels	6	10,220	—	—	6	10,220
Aloft	2	505	42	9,461	44	9,966
AC Hotels by Marriott	7	1,165	69	8,337	76	9,502
Fairfield by Marriott	7	1,539	52	7,144	59	8,683
Delta Hotels	25	6,770	2	477	27	7,247
Autograph Collection	8	2,494	16	2,447	24	4,941
Marriott Executive Apartments	—	—	33	4,603	33	4,603
SpringHill Suites	26	4,360	—	—	26	4,360
Protea Hotels	—	—	27	3,294	27	3,294
EDITION	4	1,207	9	1,922	13	3,129
Element	2	640	12	2,273	14	2,913
Moxy	—	—	5	887	5	887
TownePlace Suites	6	825	—	—	6	825
Tribute Portfolio	—	—	6	604	6	604
Bulgari	—	—	5	442	5	442
Franchised	4,983	713,781	805	163,955	5,788	877,736
Courtyard	849	113,182	109	20,377	958	133,559
Fairfield by Marriott	1,105	103,791	40	6,797	1,145	110,588
Residence Inn	769	91,776	21	2,818	790	94,594
Marriott Hotels	229	72,456	61	17,980	290	90,436
Sheraton	151	45,711	69	19,428	220	65,139
SpringHill Suites	486	56,257	—	—	486	56,257
TownePlace Suites	469	47,770	—	—	469	47,770
Autograph Collection	128	25,313	95	20,764	223	46,077
Westin	92	31,071	25	7,575	117	38,646
Four Points	159	24,012	61	10,239	220	34,251
Renaissance	60	17,167	28	7,483	88	24,650
Aloft	146	21,002	22	3,561	168	24,563
AC Hotels by Marriott	88	14,527	39	7,136	127	21,663
Moxy	26	4,913	75	14,276	101	19,189
Delta Hotels	57	12,542	10	2,414	67	14,956
The Luxury Collection	11	2,989	52	9,523	63	12,512
Element	71	9,376	2	269	73	9,645
Tribute Portfolio	40	6,554	23	2,944	63	9,498
Le Méridien	23	5,187	16	4,128	39	9,315
JW Marriott	14	6,443	9	2,305	23	8,748
Protea Hotels	—	—	35	2,649	35	2,649
Design Hotels	9	1,313	10	1,062	19	2,375
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	2	161	2	161
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2021

	US & Canada		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	26	6,483	38	9,209	64	15,692
Courtyard	19	2,814	4	894	23	3,708
Marriott Hotels	2	1,308	6	2,064	8	3,372
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
Renaissance	1	317	2	505	3	822
Autograph Collection [1]	—	—	6	576	6	576
The Ritz-Carlton	—	—	2	550	2	550
JW Marriott	—	—	1	496	1	496
The Luxury Collection [2]	—	—	4	417	4	417
Residence Inn	1	192	1	140	2	332
St. Regis	—	—	1	160	1	160
Residences	65	6,925	37	2,953	102	9,878
The Ritz-Carlton Residences	38	4,234	13	1,041	51	5,275
St. Regis Residences	11	1,200	8	613	19	1,813
W Residences	10	1,089	4	359	14	1,448
Bulgari Residences	—	—	5	514	5	514
Westin Residences	3	266	—	—	3	266
Marriott Hotels Residences	—	—	2	246	2	246
The Luxury Collection Residences	1	91	3	115	4	206
Sheraton Residences	—	—	1	50	1	50
EDITION Residences	2	45	—	—	2	45
Le Méridien Residences	—	—	1	15	1	15
Timeshare*	72	18,839	20	3,862	92	22,701
Grand Total	5,784	964,826	2,205	514,353	7,989	1,479,179

*Timeshare property and room counts are included on this table in their geographical locations. For external reporting purposes, these counts are captured within “Unallocated corporate and other.”
[1] Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

[2] Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2021

	US & Canada		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	191	53,154	380	87,996	571	141,150
JW Marriott	35	19,155	72	25,901	107	45,056
The Ritz-Carlton	39	11,839	69	17,477	108	29,316
The Ritz-Carlton Residences	38	4,234	13	1,041	51	5,275
The Ritz-Carlton Serviced Apartments	—	—	5	715	5	715
The Luxury Collection [1]	17	5,285	106	18,877	123	24,162
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	24	7,041	38	10,449	62	17,490
W Residences	10	1,089	4	359	14	1,448
W Hotels Serviced Apartments	—	—	1	160	1	160
St. Regis	10	1,968	39	9,180	49	11,148
St. Regis Residences	11	1,200	8	613	19	1,813
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	4	1,207	9	1,922	13	3,129
EDITION Residences	2	45	—	—	2	45
Bulgari	—	—	7	603	7	603
Bulgari Residences	—	—	5	514	5	514
Full-Service	1,036	354,474	992	275,413	2,028	629,887
Marriott Hotels	340	132,791	253	74,441	593	207,232
Marriott Hotels Residences	—	—	2	246	2	246
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	178	68,824	259	84,418	437	153,242
Sheraton Residences	—	—	1	50	1	50
Westin	133	54,009	99	30,102	232	84,111
Westin Residences	3	266	—	—	3	266
Renaissance	85	28,091	88	26,033	173	54,124
Autograph Collection [2]	136	27,807	117	23,787	253	51,594
Le Méridien	24	5,287	86	23,997	110	29,284
Le Méridien Residences	—	—	1	15	1	15
Delta Hotels	82	19,312	12	2,891	94	22,203
Gaylord Hotels	6	10,220	—	—	6	10,220
Tribute Portfolio	40	6,554	29	3,548	69	10,102
Marriott Executive Apartments	—	—	34	4,669	34	4,669
Design Hotels	9	1,313	10	1,062	19	2,375
Limited-Service	4,485	538,359	813	147,082	5,298	685,441
Courtyard	1,038	143,376	218	44,023	1,256	187,399
Fairfield by Marriott	1,112	105,330	92	13,941	1,204	119,271
Residence Inn	846	104,167	30	3,940	876	108,107
SpringHill Suites	512	60,617	—	—	512	60,617
Four Points	160	24,146	140	32,123	300	56,269
TownePlace Suites	475	48,595	—	—	475	48,595
Aloft	148	21,507	64	13,022	212	34,529
AC Hotels by Marriott	95	15,692	108	15,473	203	31,165
Moxy	26	4,913	80	15,163	106	20,076
Element	73	10,016	14	2,542	87	12,558
Protea Hotels	—	—	67	6,855	67	6,855
Timeshare*	72	18,839	20	3,862	92	22,701
Grand Total	5,784	964,826	2,205	514,353	7,989	1,479,179

*Timeshare property and room counts are included on this table in their geographical locations. For external reporting purposes, these counts are captured within “Unallocated corporate and other.”
[1] Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

[2] Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Brand	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
JW Marriott	$164.65	236.0%	58.5%	36.8%	pts.	$281.62	24.7%
The Ritz-Carlton	$303.96	159.4%	58.5%	29.7%	pts.	$519.73	27.5%
W Hotels	$199.25	255.4%	56.7%	33.7%	pts.	$351.67	43.7%
Composite US & Canada Luxury[1]	$248.83	209.0%	59.2%	35.1%	pts.	$420.40	25.8%
Marriott Hotels	$104.51	323.5%	54.8%	36.4%	pts.	$190.67	42.5%
Sheraton	$103.68	433.6%	52.0%	38.4%	pts.	$199.48	39.8%
Westin	$121.95	295.7%	57.2%	36.5%	pts.	$213.23	43.4%
Composite US & Canada Premium[2]	$108.11	315.6%	54.2%	36.2%	pts.	$199.57	37.9%
US & Canada Full-Service[3]	$137.17	267.7%	55.2%	36.0%	pts.	$248.47	28.2%
Courtyard	$77.20	175.5%	58.1%	26.9%	pts.	$132.99	48.0%
Residence Inn	$114.28	92.0%	71.4%	23.2%	pts.	$160.03	29.7%
Composite US & Canada Limited-Service[4]	$88.24	146.8%	62.3%	27.2%	pts.	$141.66	38.9%
US & Canada - All[5]	$125.94	240.9%	56.8%	33.9%	pts.	$221.60	37.2%

Comparable Systemwide US & Canada Properties
	Three Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Brand	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
JW Marriott	$166.70	242.5%	61.1%	38.1%	pts.	$272.75	28.8%
The Ritz-Carlton	$300.43	163.9%	58.6%	30.5%	pts.	$512.88	26.4%
W Hotels	$199.25	255.4%	56.7%	33.7%	pts.	$351.67	43.7%
Composite US & Canada Luxury[1]	$233.97	214.6%	60.1%	35.8%	pts.	$389.06	27.3%
Marriott Hotels	$91.50	232.3%	53.2%	31.0%	pts.	$172.08	38.4%
Sheraton	$79.57	235.9%	50.3%	28.6%	pts.	$158.28	44.5%
Westin	$112.62	253.7%	55.7%	32.9%	pts.	$202.09	44.6%
Composite US & Canada Premium[2]	$98.31	223.4%	53.7%	30.9%	pts.	$183.11	37.1%
US & Canada Full-Service[3]	$114.28	221.2%	54.4%	31.5%	pts.	$209.89	35.4%
Courtyard	$80.95	130.2%	60.4%	24.0%	pts.	$134.06	38.8%
Residence Inn	$100.78	63.1%	71.4%	16.1%	pts.	$141.12	26.4%
Fairfield by Marriott	$71.73	95.8%	62.6%	20.6%	pts.	$114.63	31.5%
Composite US & Canada Limited-Service[4]	$83.05	94.9%	64.1%	20.6%	pts.	$129.50	32.2%
US & Canada - All[5]	$96.45	143.6%	60.0%	25.3%	pts.	$160.83	40.9%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Region	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
Greater China	$66.06	-10.3%	54.8%	-7.3%	pts.	$120.50	1.7%
Asia Pacific excluding China	$58.18	47.4%	48.7%	15.0%	pts.	$119.58	1.8%
Caribbean & Latin America	$106.33	140.5%	54.4%	23.5%	pts.	$195.57	36.6%
Europe	$95.40	391.3%	48.9%	34.5%	pts.	$195.04	45.1%
Middle East & Africa	$129.78	123.5%	66.0%	26.6%	pts.	$196.71	33.4%

International - All[1]	$83.38	70.3%	53.8%	14.9%	pts.	$154.91	23.2%

Worldwide[2]	$102.77	136.3%	55.2%	23.6%	pts.	$186.19	35.5%

Comparable Systemwide International Properties
	Three Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Region	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
Greater China	$63.92	-9.7%	54.1%	-7.0%	pts.	$118.26	2.0%
Asia Pacific excluding China	$60.66	39.5%	49.7%	14.4%	pts.	$122.15	-1.0%
Caribbean & Latin America	$85.85	186.9%	52.0%	26.1%	pts.	$165.11	43.1%
Europe	$80.69	354.0%	46.6%	32.2%	pts.	$173.23	39.9%
Middle East & Africa	$118.93	123.3%	65.2%	26.6%	pts.	$182.41	32.3%

International - All[1]	$77.92	83.3%	52.3%	17.4%	pts.	$149.10	22.2%

Worldwide[2]	$90.86	124.5%	57.6%	22.9%	pts.	$157.62	35.2%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Twelve Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Brand	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
JW Marriott	$129.28	92.4%	48.2%	21.6%	pts.	$267.98	6.2%
The Ritz-Carlton	$248.07	96.6%	49.8%	19.5%	pts.	$498.03	19.4%
W Hotels	$144.52	97.6%	45.2%	19.2%	pts.	$319.46	13.8%
Composite US & Canada Luxury[1]	$190.53	98.8%	48.4%	20.9%	pts.	$393.72	12.9%
Marriott Hotels	$77.07	75.6%	43.6%	19.1%	pts.	$176.56	-1.1%
Sheraton	$72.30	91.7%	39.0%	17.6%	pts.	$185.56	5.2%
Westin	$90.63	93.3%	44.4%	19.2%	pts.	$203.97	9.7%
Composite US & Canada Premium[2]	$78.55	82.5%	42.4%	18.3%	pts.	$185.46	3.5%
US & Canada Full-Service[3]	$101.70	88.4%	43.6%	18.9%	pts.	$233.23	6.9%
Courtyard	$65.92	84.7%	55.1%	24.1%	pts.	$119.62	3.8%
Residence Inn	$103.55	51.0%	69.4%	21.4%	pts.	$149.14	4.6%
Composite US & Canada Limited-Service[4]	$75.98	71.3%	58.8%	23.4%	pts.	$129.26	3.1%
US & Canada - All[5]	$95.79	85.1%	47.1%	19.9%	pts.	$203.44	6.8%

Comparable Systemwide US & Canada Properties
	Twelve Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Brand	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
JW Marriott	$130.58	94.6%	50.6%	23.6%	pts.	$258.25	3.8%
The Ritz-Carlton	$243.98	98.2%	49.5%	19.8%	pts.	$492.52	19.1%
W Hotels	$144.52	97.6%	45.2%	19.2%	pts.	$319.46	13.8%
Composite US & Canada Luxury[1]	$178.93	98.9%	49.2%	21.6%	pts.	$363.48	11.6%
Marriott Hotels	$72.81	71.3%	45.0%	17.8%	pts.	$161.95	3.6%
Sheraton	$62.27	70.3%	42.5%	15.2%	pts.	$146.41	9.4%
Westin	$85.34	79.8%	45.7%	17.8%	pts.	$186.94	9.5%
Composite US & Canada Premium[2]	$76.82	74.9%	45.0%	17.4%	pts.	$170.58	7.5%
US & Canada Full-Service[3]	$88.85	80.1%	45.5%	17.9%	pts.	$195.14	9.4%
Courtyard	$72.19	72.4%	57.7%	20.7%	pts.	$125.10	10.7%
Residence Inn	$94.83	40.4%	71.0%	16.1%	pts.	$133.47	8.5%
Fairfield by Marriott	$67.17	66.6%	61.3%	19.4%	pts.	$109.53	14.0%
Composite US & Canada Limited-Service[4]	$76.07	58.2%	62.4%	18.8%	pts.	$121.89	10.4%
US & Canada - All[5]	$81.55	67.7%	55.2%	18.4%	pts.	$147.84	11.7%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Twelve Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Region	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
Greater China	$67.01	28.5%	55.5%	9.7%	pts.	$120.67	6.0%
Asia Pacific excluding China	$40.45	0.7%	36.4%	5.5%	pts.	$111.05	-14.5%
Caribbean & Latin America	$78.07	63.3%	43.6%	15.6%	pts.	$179.04	4.8%
Europe	$64.63	81.5%	33.4%	12.8%	pts.	$193.55	11.8%
Middle East & Africa	$84.18	59.6%	51.5%	15.7%	pts.	$163.51	10.8%

International - All[1]	$63.17	39.1%	44.5%	10.7%	pts.	$142.01	5.8%

Worldwide[2]	$78.01	61.5%	45.7%	14.9%	pts.	$170.83	8.9%

Comparable Systemwide International Properties
	Twelve Months Ended December 31, 2021 and December 31, 2020
	REVPAR		Occupancy			Average Daily Rate
Region	2021	vs. 2020	2021	vs. 2020		2021	vs. 2020
Greater China	$64.06	26.9%	54.2%	9.0%	pts.	$118.09	5.8%
Asia Pacific excluding China	$43.23	2.2%	37.8%	6.1%	pts.	$114.50	-14.3%
Caribbean & Latin America	$63.98	74.3%	41.8%	16.6%	pts.	$152.94	5.0%
Europe	$56.23	71.3%	32.6%	11.5%	pts.	$172.71	10.7%
Middle East & Africa	$77.69	60.3%	50.6%	15.5%	pts.	$153.52	11.2%

International - All[1]	$58.75	40.6%	42.4%	10.8%	pts.	$138.71	4.8%

Worldwide[2]	$74.66	60.4%	51.3%	16.1%	pts.	$145.56	10.0%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS - 2021 vs 2019
In Constant $

Comparable Systemwide Properties[1]
	Three Months Ended December 31, 2021 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2021	vs. 2019	2021	vs. 2019		2021	vs. 2019
Greater China	$63.92	-27.4%	54.1%	-14.5%	pts.	$118.26	-7.9%
Asia Pacific excluding China	$60.66	-48.4%	49.7%	-24.9%	pts.	$122.15	-22.6%
Caribbean & Latin America	$85.85	-9.2%	52.0%	-8.2%	pts.	$165.11	5.0%
Europe	$80.69	-34.2%	46.6%	-23.4%	pts.	$173.23	-1.2%
Middle East & Africa	$118.93	8.3%	65.2%	-6.9%	pts.	$182.41	19.7%

International - All[2]	$77.92	-28.2%	52.3%	-17.7%	pts.	$149.10	-3.9%

US & Canada - All	$96.45	-15.3%	60.0%	-9.4%	pts.	$160.83	-1.9%

Worldwide[3]	$90.86	-19.0%	57.6%	-11.9%	pts.	$157.62	-2.3%

Comparable Systemwide Properties[1]
	Twelve Months Ended December 31, 2021 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2021	vs. 2019	2021	vs. 2019		2021	vs. 2019
Greater China	$64.06	-26.2%	54.2%	-12.8%	pts.	$118.09	-8.8%
Asia Pacific excluding China	$43.23	-62.2%	37.8%	-34.7%	pts.	$114.50	-27.4%
Caribbean & Latin America	$63.98	-35.9%	41.8%	-19.9%	pts.	$152.94	-5.4%
Europe	$56.23	-58.7%	32.6%	-39.1%	pts.	$172.71	-9.1%
Middle East & Africa	$77.69	-20.3%	50.6%	-16.9%	pts.	$153.52	6.3%

International - All[2]	$58.75	-46.6%	42.4%	-26.8%	pts.	$138.71	-12.9%

US & Canada - All	$81.55	-32.5%	55.2%	-17.9%	pts.	$147.84	-10.6%

Worldwide[3]	$74.66	-36.5%	51.3%	-20.6%	pts.	$145.56	-11.0%

[1] The comparisons between 2021 and 2019 reflect properties that are defined as comparable as of December 31, 2021, even if in 2019 they were not open and operating for the full year or did not meet all the criteria for comparable in 2019.

[2] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[3] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net (loss) income, as reported	$(11)	$422	$220	$468	$1,099
Cost reimbursement revenue	(1,780)	(2,338)	(2,950)	(3,374)	(10,442)
Reimbursed expenses	1,833	2,255	2,917	3,317	10,322
Loss on extinguishment of debt	—	—	164	—	164
Interest expense	107	109	107	97	420
Interest expense from unconsolidated joint ventures	2	1	2	2	7
(Benefit) provision for income taxes	(16)	(41)	58	80	81
Depreciation and amortization	52	50	64	54	220
Contract investment amortization	17	18	21	19	75
Depreciation and amortization classified in reimbursed expenses	28	27	28	28	111
Depreciation, amortization and impairments from unconsolidated joint ventures	10	9	5	7	31
Stock-based compensation	53	43	43	43	182
Restructuring and merger-related charges	1	3	4	—	8
Adjusted EBITDA **	$296	$558	$683	$741	$2,278

Change from 2020 Adjusted EBITDA **	-33%	815%	109%	134%	99%

	Fiscal Year 2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income (loss), as reported	$31	$(234)	$100	$(164)	$(267)
Cost reimbursement revenue	(3,797)	(1,202)	(1,789)	(1,664)	(8,452)
Reimbursed expenses	3,877	1,241	1,683	1,634	8,435
Interest expense	93	127	113	112	445
Interest expense from unconsolidated joint ventures	3	1	12	8	24
(Benefit) provision for income taxes	(12)	(64)	27	(150)	(199)
Depreciation and amortization	150	72	53	71	346
Contract investment amortization	25	21	48	38	132
Depreciation classified in reimbursed expenses	26	27	27	29	109
Depreciation, amortization and impairments from unconsolidated joint ventures	7	16	3	78	104
Stock-based compensation	41	50	49	57	197
Restructuring and merger-related (recoveries) charges	(2)	6	1	262	267
Loss on asset dispositions	—	—	—	6	6
Adjusted EBITDA **	$442	$61	$327	$317	$1,147

** Denotes non-GAAP financial measures. Please see pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss the manner in which the non-GAAP measures reported in this press release and schedules are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, and certain non-cash impairment charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income/loss and diluted earnings/loss per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, certain non-cash impairment charges, loss on extinguishment of debt, losses and gains on asset dispositions, and the income tax effect of these adjustments. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. Adjusted net income and Adjusted diluted earnings per share also exclude the income tax special items primarily related to the income tax benefits arising from the favorable resolution of pre-acquisition Starwood tax audits in 2021 and 2020. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income/loss excluding the impact of the following items: cost reimbursement revenue, reimbursed expenses, loss on extinguishment of debt, interest expense, depreciation and amortization (including depreciation and amortization classified in “Reimbursed expenses,” as discussed below), certain non-cash impairment charges related to equity investments, benefit (provision) for income taxes, restructuring and merger-related charges (recoveries), and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, as applicable, we exclude charges incurred under our restructuring plans that we initiated beginning in the 2020 second quarter to achieve cost savings in response to the decline in lodging demand caused by COVID-19 and transition costs associated with the Starwood merger, which we record in the “Restructuring and merger-related charges” caption of our Consolidated Statements of Income (our “Income Statements”), as well as the loss related to the debt extinguishment, as applicable, which we record in the “Loss on extinguishment of debt” caption of our Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We also exclude non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in losses” captions of our Income Statements to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in losses” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets and software, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We do not consider interruptions related to COVID-19 when determining which properties to classify as comparable. The comparisons between 2021 and 2019 reflect properties that are defined as comparable as of December 31, 2021, even if in 2019 they were not open and operating for the full year or did not meet all the other criteria for comparable in 2019. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.